Exhibit 10.2

FIFTH MODIFICATION OF THE
2006 INCENTIVE STOCK PLAN

This Fifth Modification of the 2006 Incentive Stock Plan (the “Plan”) is effective July 25, 2013.

INTRODUCTION

The Board of Directors administers the Plan, which was adopted on August 8, 2006. The Board of Directors now desires to amend the Plan to increase the number of shares of common stock, par value $0.001 per share, of the Company subject to the Plan to 50,000,000 shares from 3,000,000 shares.

NOW, THEREFORE, the Plan shall be modified as follows:

1.           The first sentence of Section 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Subject to adjustment as provided in Section 8 hereof, a total of 50,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan.”

2.           Except as amended herein, the terms and provision of the Plan shall remain unchanged and in full force and effect.

           IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Company certifies that the foregoing Fifth Modification of the 2006 Stock Incentive Plan was duly adopted by the Board of Directors of the Company.

ANDALAY SOLAR, INC.

By:	/s/ Margaret Randazzo
Margaret Randazzo, Chief Executive Officer